                                                                     EXHIBIT 4.6

                                 --------------

                          First Supplemental Indenture

                            dated as of March 5, 1999

                               ------------------


                                with respect to:

                                    INDENTURE

                          Dated as of January 30, 1996

                         COAST HOTELS AND CASINOS, INC.
                                    as Issuer

                        13% FIRST MORTGAGE NOTES DUE 2002

                               COAST RESORTS, INC.
                                       and
                                COAST WEST, INC.
                                  as Guarantors

                         FIRSTAR BANK OF MINNESOTA, N.A.
                             as successor Trustee to
                       American Bank National Association

        FIRST SUPPLEMENTAL INDENTURE dated as of March 5, 1999 (this "Supplemental Indenture") between COAST HOTELS AND CASINOS, INC., a Nevada corporation (the "Company"), COAST RESORTS, INC., a Nevada corporation ("Coast Resorts"), as guarantor, COAST WEST, INC., a Nevada corporation ("Coast West"), as guarantor (together with Coast Resorts, the "Guarantors") and FIRSTAR BANK OF MINNESOTA, N.A., a national banking association organized under the laws of the United States, as trustee (the "Trustee") for the securities issued under the Indenture dated as of January 30, 1996 (the "Indenture") among the Company, the Guarantors and the Trustee, as successor trustee to American Bank National Association.

                                    Recitals

        A. Pursuant to and in accordance with the terms of the Indenture dated as of January 30, 1996, the Company established and issued debt securities denominated as the "13% First Mortgage Notes due 2002" (the "Notes") and entered into the related security documents (the "Security Documents"). Notes in the aggregate principal amount of $175,000,000 are outstanding on the date of this Supplemental Indenture.

        B. In accordance with Section 9.02 of the Indenture, the Company has obtained the written consent of the holders of Notes representing not less than a majority in principal amount of the outstanding Notes to certain amendments to the Indenture and the Security Documents.

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   Agreements

        Section 1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

        Section 2. Condition to Effectiveness; Operative Date. This Supplemental Indenture shall become effective as of the date hereof. The terms of this Supplemental Indenture will become operative only upon acceptance by the Company for payment of tendered Notes pursuant to the terms of the Company's Offer to Purchase and Consent Solicitation Statement dated February 19, 1999, as such offer may be amended from time to time. The date that this Supplemental Indenture becomes operative shall be denominated herein as the "Operative Date."

        Section 3. Amendment to Indenture.

        (a) The Indenture is hereby amended by deleting therefrom the following provisions in their entirety:

        ----------------------------------------------------------------------------------------
        Existing Section Number          Caption
        ----------------------------------------------------------------------------------------
        Section 4.03                     SEC Reports
        ----------------------------------------------------------------------------------------
        Section 4.05                     Taxes
        ----------------------------------------------------------------------------------------
        Section 4.06                     Stay, Extension and Usury Laws
        ----------------------------------------------------------------------------------------
        Section 4.07                     Restricted Payments
        ----------------------------------------------------------------------------------------
        Section 4.08                     Dividend and Other Payment Restrictions Affecting
                                         Subsidiaries
        ----------------------------------------------------------------------------------------
        Section 4.09                     Incurrence of Indebtedness and Issuance of Preferred
                                         Stock
        ----------------------------------------------------------------------------------------
        Section 4.10                     Asset Sales
        ----------------------------------------------------------------------------------------
        Section 4.11                     Transactions with Affiliates
        ----------------------------------------------------------------------------------------
        Section 4.12                     Liens
        ----------------------------------------------------------------------------------------
        Section 4.13                     Line of Business
        ----------------------------------------------------------------------------------------
        Section 4.14                     Corporate Existence
        ----------------------------------------------------------------------------------------
        Section 4.15                     Change of Control
        ----------------------------------------------------------------------------------------
        Section 4.16                     Limitation on Issuances and Sales of Capital Stock of
                                         Wholly Owned Subsidiaries
        ----------------------------------------------------------------------------------------
        Section 4.17                     Subsidiary Guarantees
        ----------------------------------------------------------------------------------------
        Section 4.18                     Maintenance of Insurance
        ----------------------------------------------------------------------------------------
        Section 4.19                     Limitation on Status as Investment Company
        ----------------------------------------------------------------------------------------
        Section 4.20                     Further Assurances
        ----------------------------------------------------------------------------------------
        Section 4.21                     Limitations on Activities of Coast West
        ----------------------------------------------------------------------------------------
        Section 4.23                     Limitations on Use of Proceeds
        ----------------------------------------------------------------------------------------
        Section 4.24                     Limitations on Construction
        ----------------------------------------------------------------------------------------
        Section 4.25                     Payments for Consent
        ----------------------------------------------------------------------------------------
        Section 4.26                     Board of Directors
        ----------------------------------------------------------------------------------------
        Section 5.01                     Merger, Consolidation or Sale of Assets
        ----------------------------------------------------------------------------------------

        (b) The Indenture is hereby amended by deleting therefrom subsections (b) and (c) of Section 4.04 captioned "Compliance Certificate."

        (c) The Indenture is hereby amended by deleting therefrom subsections (v), (vi), (vii), (xi) and (xii) of Section 6.01 captioned "Events of Default."

        (d) Each of the following provisions of the Indenture is hereby renumbered as indicated below:

        -----------------------------------------------------------------------------------
        Existing Section Number      New Section Number     Caption
        -----------------------------------------------------------------------------------
        4.04(a)                      4.03                   Compliance Certificate
        -----------------------------------------------------------------------------------
        4.22                         4.04                   No Amendment to Subordinate
                                                            Provisions
        -----------------------------------------------------------------------------------
        5.02                         5.01                   Successor Corporation
                                                            Substituted
        -----------------------------------------------------------------------------------
        6.01(viii)                   6.01(v)
        -----------------------------------------------------------------------------------
        6.01(ix)                     6.01(vi)
        -----------------------------------------------------------------------------------
        6.01(x)                      6.01(vii)
        -----------------------------------------------------------------------------------


        (e) Any definitions used exclusively in the deleted provisions of the Indenture set forth in paragraphs (a), (b) and (c) of this Section 3 are hereby deleted in their entirety from the Indenture.

        (f) Section 11.04 captioned "Guarantors May Consolidate, Etc., on Certain Terms" is hereby amended and restated in its entirety as follows:

                "SECTION 11.04 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
                TERMS.

                        (a) Except as set forth in Articles 4 or 5 hereof and except for the merger of Coast West into the Company, no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of Section 11.05 hereof the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes, pursuant to a supplemental indenture and appropriate Security Documents in form and substance reasonably satisfactory to the Trustee, all the Obligations of such Guarantor under the Notes, the Indenture and the Security Documents; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) except with respect to consolidations or mergers between Guarantors, would have a Fixed Charge Coverage Ratio (immediately after giving effect to such transaction) no lower than the Fixed Charge Coverage Ratio of such Guarantor immediately preceding the transaction; and (iv) such transaction will not result in the loss or suspension or material impairment of any material Gaming License. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                        (b)     The Trustee, subject to the provisions of
                Section 11.05 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 11.04. Such certificate and opinion shall comply with the provisions of Section 12.05."

        (f) Section 11.05 captioned "Releases of Note Guarantees" is hereby amended and restated in its entirety as follows:

                "SECTION 11.05 RELEASES OF NOTE GUARANTEES.

                        In the event of a sale or other disposition of any
                Guarantor, by way of merger or consolidation, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than the disposition of the Capital Stock of Coast West to the Company), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) shall be released and relieved of any Obligations under its Note Guarantee; provided that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture. Coast West shall be released and relieved of any Obligations under its Note Guarantee at any time that it so elects; provided that Coast West has repaid to the Company in cash the aggregate amount of any Indebtedness owed to the Company by Coast West as of the date of such election and release. If Coast West merges with the Company and the Company is the surviving entity, then Coast West shall be automatically relieved of any Obligations under its Note Guarantee at the effective time of the merger. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11."

        Section 4. Effective Date and Operative Date of this Supplemental Indenture. This Supplemental Indenture shall be effective as of the date hereof and shall be operative as of the Operative Date.

        Section 5. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

        Section 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 7. Supplemental Indenture is an Amendment to Indenture. This Supplemental Indenture is an amendment to the Indenture. The Indenture and this Supplemental Indenture shall be read together from and after the Operative Date.

        Section 8. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.



                     [Remainder of Page Intentionally Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                        COAST HOTELS AND CASINOS, INC.


                                        By: /s/ MICHAEL J. GAUGHAN
                                           -------------------------------------
                                        Name:  Michael J. Gaughan
                                        Title: Chief Executive Officer

                                        COAST RESORTS, INC., as Guarantor


                                        By: /s/ MICHAEL J. GAUGHAN
                                           -------------------------------------
                                        Name:  Michael J. Gaughan
                                        Title: Chief Executive Officer

                                        COAST WEST, INC., as Guarantor


                                        By: /s/ MICHAEL J. GAUGHAN
                                           -------------------------------------
                                        Name:  Michael J. Gaughan
                                        Title: President

                                        FIRSTAR BANK OF MINNESOTA, N.A.,
                                        as Trustee


                                        By: /s/ FRANK P. LESLIE III
                                           -------------------------------------
                                        Name:  Frank P. Leslie III
                                        Title: Vice President